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RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO RECURRING INCOME
(UNAUDITED)


                                                                               2003           2002
                                                                            -----------    -----------
(Dollars in millions, except for per-share amounts)                           1st Qtr        1st Qtr

INCOME (LOSS) FROM CONTINUING OPERATIONS                                    $     (57.7)   $      98.4
PREFERRED STOCK DIVIDENDS                                                           6.8           69.7
                                                                            -----------    -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS AVAILABLE TO COMMON STOCKHOLDERS   $     (64.5)   $      28.7
                                                                            ===========    ===========

INCOME (LOSS) FROM CONTINUING OPERATIONS - DILUTED EARNINGS PER SHARE       $     (0.13)   $      0.05
                                                                            ===========    ===========

NONRECURRING ITEMS:
Energy Marketing & Trading
  Accelerated compensation expense associated with workforce reductions            11.8             --

Gas Pipeline
  Impairment of Texas Gas                                                         109.0             --

Exploration & Production
  (Gain) loss on sale of E&P properties                                              --           (3.9)

Midstream Gas & Liquids
  Gulf Liquids prior period adjustment                                               --           (4.1)

Petroleum Services
  Impairment of Alaska assets                                                       8.0             --


  Estimated loss on realization of amounts from
      Williams Communications Group, Inc.                                            --          232.0
  Convertible preferred stock dividends**                                            --           69.4
  Impairment of Algar Telecom investment                                           12.0             --
                                                                            -----------    -----------
TOTAL NONRECURRING ITEMS                                                          140.8          293.4
Tax effect for above items                                                         53.9           81.9
                                                                            -----------    -----------

RECURRING INCOME FROM CONTINUING OPERATIONS                                 $      22.4    $     240.2
                                                                            ===========    ===========

RECURRING DILUTED EARNINGS PER COMMON SHARE                                 $      0.04    $      0.46
                                                                            ===========    ===========

WEIGHTED-AVERAGE SHARES - DILUTED (THOUSANDS)                                   517,652        521,240

**NO TAX BENEFIT